Exhibit 99.1

PJT Partners Inc. Reports Third Quarter and Record Nine Months 2026 Results

Third Quarter Overview

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Revenues of $385 million, a decrease of 14% from a year ago
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GAAP Pretax Income of $69 million and Adjusted Pretax Income of $72 million, decreases of 24% and 23%, respectively, from a year ago
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GAAP Diluted EPS of $1.15 and Adjusted EPS of $1.41, decreases of 22% and 24%, respectively, from a year ago

Nine Months Overview

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Record year-to-date Revenues, Pretax Income, and EPS
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Revenues of $1.29 billion, an increase of 9% from a year ago
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GAAP Pretax Income of $251 million and Adjusted Pretax Income of $262 million, both increased 14% from a year ago
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GAAP Diluted EPS of $5.02 and Adjusted EPS of $4.92, increases of 7% and 11%, respectively, from a year ago

Balance Sheet and Capital Management

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Record Cash, Cash equivalents, and Short-term investments of $766 million and no funded debt
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Repurchased 2.3 million shares and share equivalents through September 30, 2026

Paul J. Taubman, Chairman and Chief Executive Officer, said, “We continue to invest in our business to enhance our footprint, our capabilities, and our brand with the goal of better serving our clients and continuing to expand our market share. Our results continue to reflect this investment as we delivered record Revenues, record Pretax Income, and record EPS for the nine-month period. As before, we remain highly confident in our future growth prospects.”

New York, November 3, 2026: PJT Partners Inc. (the “Company,” “PJT Partners,” “we,” “us,” and “our”) (NYSE: PJT) today announced its financial results for the third quarter and nine months ended September 30, 2026.

Media Relations: Jon Keehner Joele Frank, Wilkinson Brimmer Katcher Tel: +1 212.355.4449 PJT-JF@joelefrank.com	Investor Relations: Sharon Pearson PJT Partners Inc. Tel: +1 212.364.7120 pearson@pjtpartners.com

Revenues and Expenses

The following tables set forth information relating to the Company’s revenues and expenses for the three and nine months ended September 30, 2026 and 2025:

	Three Months Ended September 30,
	GAAP			As Adjusted
	2026	2025	Change	2026	2025	Change
	(Dollars in Millions)

Revenues	$385.1	$447.1	(14)%	$385.1	$447.1	(14)%
Expenses
Compensation and Benefits	$258.4	$303.3	(15)%	$256.1	$301.7	(15)%
% of Revenues	67.1%	67.8%		66.5%	67.5%
Non-Compensation	$57.9	$52.8	10%	$56.7	$51.4	10%
% of Revenues	15.0%	11.8%		14.7%	11.5%
Total Expenses	$316.3	$356.1	(11)%	$312.8	$353.1	(11)%
% of Revenues	82.1%	79.7%		81.2%	79.0%
Pretax Income	$68.8	$91.0	(24)%	$72.4	$94.0	(23)%
% of Revenues	17.9%	20.3%		18.8%	21.0%

	Nine Months Ended September 30,
	GAAP			As Adjusted
	2026	2025	Change	2026	2025	Change
	(Dollars in Millions)

Revenues	$1,289.6	$1,178.5	9%	$1,289.6	$1,178.5	9%
Expenses
Compensation and Benefits	$864.2	$801.3	8%	$857.6	$795.5	8%
% of Revenues	67.0%	68.0%		66.5%	67.5%
Non-Compensation	$174.1	$157.2	11%	$170.2	$152.8	11%
% of Revenues	13.5%	13.3%		13.2%	13.0%
Total Expenses	$1,038.3	$958.5	8%	$1,027.8	$948.3	8%
% of Revenues	80.5%	81.3%		79.7%	80.5%
Pretax Income	$251.3	$220.0	14%	$261.8	$230.2	14%
% of Revenues	19.5%	18.7%		20.3%	19.5%

Revenues

Three Months Ended

The decrease in Revenues was due to decreases in strategic advisory, restructuring, and private capital solutions revenues, partially offset by an increase in primary fundraising revenues.

Nine Months Ended

The increase in Revenues was due to increases in strategic advisory, restructuring, and private capital solutions revenues.

Compensation and Benefits Expense

Three Months Ended

GAAP Compensation and Benefits Expense was $258 million for the current quarter compared with $303 million in the prior year. Adjusted Compensation and Benefits Expense was $256 million compared with

$302 million in the prior year. The decrease in Compensation and Benefits Expense was driven by the combination of lower revenues and a lower accrual rate compared with the prior year.

Nine Months Ended

GAAP Compensation and Benefits Expense was $864 million compared with $801 million in the prior year. Adjusted Compensation and Benefits Expense was $858 million compared with $795 million in the prior year. The increase in Compensation and Benefits Expense was driven by higher revenues compared with the prior year, partially offset by a lower accrual rate.

Non-Compensation Expense

Three Months Ended

GAAP Non-Compensation Expense was $58 million for the current quarter compared with $53 million in the prior year. Adjusted Non-Compensation Expense was $57 million for the current quarter compared with $51 million in the prior year.

The increases in Non-Compensation Expense were driven by: (i) Continued investments in technology infrastructure and higher market data expense, which resulted in increased Communications and Information Services expense; (ii) Expansion of our global office footprint and the associated build-out, which resulted in increased Occupancy and Related, and Depreciation and Amortization expense, respectively; and (iii) Elevated business-related activity and higher travel costs, which resulted in increased Travel and Related expense.

Nine Months Ended

GAAP Non-Compensation Expense was $174 million compared with $157 million in the prior year. Adjusted Non-Compensation Expense was $170 million compared with $153 million in the prior year.

The increases in Non-Compensation Expense were driven by: (i) Expansion of our global office footprint and the associated build-out, which resulted in increased Occupancy and Related, and Depreciation and Amortization expense, respectively; (ii) Elevated business-related activity and higher travel costs, which resulted in increased Travel and Related expense; and (iii) Continued investments in technology infrastructure and higher market data expense, which resulted in increased Communications and Information Services expense.

Provision for Taxes

As of September 30, 2026, the Company owned 64.6% of PJT Partners Holdings LP. The Company is subject to U.S. federal and state corporate income tax while PJT Partners Holdings LP and its operating subsidiaries are subject to certain state, local and foreign income taxes. Refer to Note 11. “Stockholders’ Equity” in the “Notes to Consolidated Financial Statements” in “Part II. Item 8. Financial Statements and Supplementary Data” of the Company’s Annual Report on Form 10-K for the year ended December 31, 2025 for further information about the corporate ownership structure. The effective tax rate for GAAP Net Income for the three months ended September 30, 2026 and 2025 was 18.6% and 17.6%, respectively. The effective tax rate for GAAP Net Income for the nine months ended September 30, 2026 and 2025 was 9.8% and 4.3%, respectively.

The effective tax rate for Adjusted Net Income, If-Converted for the nine months ended September 30, 2026 was 19.5% compared with 14.1% for the full year 2025.

Balance Sheet and Capital Management

As of September 30, 2026, the Company held Cash, Cash equivalents and Short-term investments of $766 million and had no funded debt.

During the third quarter 2026, the Company repurchased 0.2 million shares and share equivalents at an average price of $156.74 per share. During the nine months ended September 30, 2026, the Company repurchased 2.3 million shares and share equivalents at an average price of $154.07 per share.

As of September 30, 2026, the Company’s remaining repurchase authorization was $739 million.

The Company intends to exchange 75 thousand Partnership Units for cash at an amount to be determined by the volume-weighted average price per share of the Company’s Class A common stock on November 5, 2026, subject to approval by the Board of Directors.

Dividend

The Board of Directors of the Company has declared a quarterly dividend of $0.25 per share of Class A common stock. The dividend will be paid on December 16, 2026 to Class A common stockholders of record as of December 2, 2026.

Quarterly Investor Call Details

PJT Partners will host a conference call on November 3, 2026 at 8:30 a.m. ET to discuss its third quarter and nine months ended September 30, 2026 results. The conference call can be accessed via the internet at www.pjtpartners.com or by dialing +1 (800) 343-4849 (U.S. domestic) or +1 (203) 518-9848 (international), passcode PJTP3Q26. For those unable to listen to the live broadcast, a replay will be available following the call at www.pjtpartners.com.

About PJT Partners

PJT Partners is a premier, global, advisory-focused investment bank that was built from the ground up to be different. Our highly experienced, collaborative teams provide independent advice coupled with old-world, high-touch client service. This ethos has allowed us to attract some of the very best talent in the markets in which we operate. We deliver leading advice to many of the world’s most consequential companies, effect some of the most transformative transactions and restructurings and raise billions of dollars of capital around the globe to support startups and more established companies. To learn more about PJT Partners, please visit our website at www.pjtpartners.com.

Forward-Looking Statements

Certain material presented herein contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements include certain information concerning future results of operations, business strategies, acquisitions, financing plans, competitive position, potential growth opportunities, potential operating performance improvements, and the effects of future legislation or regulations. Forward-looking statements include all statements that are not historical facts and can be identified by the use of forward-looking terminology such as the words “believe,” “expect,” “opportunity,” “plan,” “intend,” “anticipate,” “estimate,” “predict,” “potential,” “continue,” “may,” “might,” “should,” “could” or the negative of these terms or similar expressions.

Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict, many of which are outside our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not place undue reliance upon any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following: (a) changes in governmental regulations and policies; (b) cyber attacks, security vulnerabilities and internet disruptions, including breaches of data security and privacy leaks, data loss and business interruptions; (c) failures of our remote and on-premises computer or communication systems, including as a result of a catastrophic event; (d) the impact of catastrophic events, including business disruptions, pandemics, reductions in employment and an increase in business failures on (1) the U.S. and the global economy and (2) our employees and our ability to provide services to our clients and respond to their needs; (e) the failure of third-party service providers to perform their functions; (f) volatility in the political and economic environment, including but not limited to inflation, changes to global trade policies, elevated interest rates, potential government shutdowns, and geopolitical or military conflicts; and (g) significant technological disruption, including the rapid development and adoption of emerging technologies, such as artificial intelligence.

Any of these factors, as well as such other factors discussed in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, filed with the United States Securities and Exchange Commission (“SEC”), as such factors may be updated from time to time in the Company’s periodic filings with the SEC, accessible on the SEC’s website at www.sec.gov, could cause the Company’s results to differ materially from those expressed in forward-looking statements. There may be other risks and uncertainties that the Company is unable to predict at this time or that are not currently expected to have a material adverse effect on its business. Any such risks could cause the Company’s results to differ materially from those expressed in forward-looking statements.

Non-GAAP Financial Measures

The following represent additional performance measures that management uses in making resource allocation and/or compensation decisions. These measures should not be considered substitutes for, or superior to, financial measures prepared in accordance with GAAP.

Management believes the following non-GAAP measures, when presented together with comparable GAAP measures, are useful to investors in understanding the Company’s operating results: Adjusted Pretax Income; Adjusted Net Income, If-Converted, in total and on a per-share basis (referred to as “Adjusted EPS”); Adjusted Compensation and Benefits Expense; and Adjusted Non-Compensation Expense. These non-GAAP measures, presented and discussed in this earnings release, remove the impact of: (a) acquisition-related compensation expense; (b) acquisition-related intangible asset amortization; and (c) the net change to the amount the Company has agreed to pay Blackstone Inc. (our “former Parent”) related to the net realized cash benefit from certain compensation-related tax deductions. Reconciliations of the non-GAAP measures to their most directly comparable GAAP measures and further detail regarding the adjustments are provided in the Appendix.

To help investors understand the effect of the Company’s ownership structure, the Company has presented Adjusted Net Income, If-Converted. This measure illustrates the impact of taxes on Adjusted Pretax Income, assuming all Partnership Units have been exchanged for shares of the Company’s Class A common stock, resulting in all of the Company’s income becoming subject to corporate-level tax, considering both current and deferred income tax effects. This tax rate excludes a number of adjustments, including, but not limited to, the tax benefits of acquisition-related compensation expense and amortization expense.

Appendix

GAAP Condensed Consolidated Statements of Operations (unaudited)

Reconciliations of GAAP to Non-GAAP Financial Data (unaudited)

Summary of Shares Outstanding (unaudited)

Footnotes

PJT Partners Inc.

GAAP Condensed Consolidated Statements of Operations (unaudited)

(Dollars in Thousands, Except Share and Per Share Data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Revenues	$385,120	$447,093	$1,289,614	$1,178,508
Expenses
Compensation and Benefits	258,382	303,329	864,243	801,305
Occupancy and Related	16,027	15,424	47,506	44,197
Travel and Related	11,433	10,379	37,907	32,987
Professional Fees	10,344	9,775	29,746	26,211
Communications and Information Services	11,147	8,502	32,062	27,378
Depreciation and Amortization	4,195	3,406	12,483	9,900
Other Expenses	4,801	5,325	14,398	16,520
Total Expenses	316,329	356,140	1,038,345	958,498
Income Before Provision (Benefit) for Taxes	68,791	90,953	251,269	220,010
Provision (Benefit) for Taxes	12,770	15,996	24,710	9,452
Net Income	56,021	74,957	226,559	210,558
Net Income Attributable to Non-Controlling Interests	24,192	35,118	88,396	83,803
Net Income Attributable to PJT Partners Inc.	$31,829	$39,839	$138,163	$126,755
Net Income Per Share of Class A Common Stock
Basic	$1.19	$1.55	$5.20	$4.93
Diluted	$1.15	$1.47	$5.02	$4.70
Weighted-Average Shares of Class A Common Stock Outstanding
Basic	26,698,708	25,749,143	26,589,647	25,704,472
Diluted	42,698,217	28,633,155	28,655,275	43,896,543

PJT Partners Inc.

Reconciliations of GAAP to Non-GAAP Financial Data (unaudited)

(Dollars in Thousands, Except Share and Per Share Data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
GAAP Compensation and Benefits Expense	$258,382	$303,329	$864,243	$801,305
Acquisition-Related Compensation Expense(1)	(2,277)	(1,598)	(6,650)	(5,814)
Adjusted Compensation and Benefits Expense	$256,105	$301,731	$857,593	$795,491

GAAP Non-Compensation Expense	$57,947	$52,811	$174,102	$157,193
Amortization of Intangible Assets(2)	(1,270)	(1,437)	(3,809)	(4,311)
Spin-Off-Related Payable(3)	(23)	(18)	(117)	(66)
Adjusted Non-Compensation Expense	$56,654	$51,356	$170,176	$152,816

GAAP Pretax Income	$68,791	$90,953	$251,269	$220,010
Acquisition-Related Compensation Expense(1)	2,277	1,598	6,650	5,814
Amortization of Intangible Assets(2)	1,270	1,437	3,809	4,311
Spin-Off-Related Payable(3)	23	18	117	66
Adjusted Pretax Income	$72,361	$94,006	$261,845	$230,201

GAAP Provision (Benefit) for Taxes	$12,770	$15,996	$24,710	$9,452
Non-GAAP Tax Adjustments	(554)	(2,787)	26,350	26,229
Adjusted If-Converted Taxes(4)	$12,216	$13,209	$51,060	$35,681

GAAP Net Income	$56,021	$74,957	$226,559	$210,558
Acquisition-Related Compensation Expense(1)	2,277	1,598	6,650	5,814
Amortization of Intangible Assets(2)	1,270	1,437	3,809	4,311
Spin-Off-Related Payable(3)	23	18	117	66
Add: GAAP Provision (Benefit) for Taxes	12,770	15,996	24,710	9,452
Less: Adjusted If-Converted Taxes(4)	(12,216)	(13,209)	(51,060)	(35,681)
Adjusted Net Income, If-Converted	$60,145	$80,797	$210,785	$194,520

Adjusted Net Income, If-Converted Per Share	$1.41	$1.85	$4.92	$4.43
Weighted-Average Shares Outstanding, If-Converted	42,698,217	43,788,652	42,859,683	43,896,543

PJT Partners Inc.

Summary of Shares Outstanding (unaudited)

The following table provides a summary of weighted-average shares outstanding for the three and nine months ended September 30, 2026 and 2025 for both basic and diluted shares. The table also provides a reconciliation to If-Converted Shares Outstanding assuming that all Partnership Units and unvested PJT Partners Inc. restricted stock units (“RSUs”) were converted to shares of the Company’s Class A common stock:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Weighted-Average Shares Outstanding - GAAP
Basic Shares Outstanding, GAAP	26,698,708	25,749,143	26,589,647	25,704,472
Dilutive Impact of Unvested RSUs(5)	2,009,349	2,884,012	2,065,628	2,846,714
Dilutive Impact of Partnership Units(6)	13,990,160	—	—	15,345,357
Diluted Shares Outstanding, GAAP	42,698,217	28,633,155	28,655,275	43,896,543

Weighted-Average Shares Outstanding - If-Converted
Basic Shares Outstanding, GAAP	26,698,708	25,749,143	26,589,647	25,704,472
Unvested RSUs(5)	2,009,349	2,884,012	2,065,628	2,846,714
Partnership Units(6)	13,990,160	15,155,497	14,204,408	15,345,357
If-Converted Shares Outstanding	42,698,217	43,788,652	42,859,683	43,896,543

	As of September 30,
	2026	2025
Fully-Diluted Shares Outstanding(7)	44,864,862	45,788,361

Footnotes

(1)
This adjustment adds back to GAAP Pretax Income acquisition-related compensation expense for equity-based awards granted in connection with the acquisition of deNovo Partners on October 1, 2024.
(2)
This adjustment adds back to GAAP Pretax Income amounts for the amortization of intangible assets that are associated with the acquisition of PJT Capital LP on October 1, 2015, the acquisition of CamberView on October 1, 2018, and the acquisition of deNovo Partners on October 1, 2024.
(3)
This adjustment adds back to GAAP Pretax Income the net change to the amount the Company has agreed to pay our former Parent related to the net realized cash benefit from certain compensation-related tax deductions. Such amounts are reflected in Other Expenses in the Condensed Consolidated Statements of Operations.
(4)
Represents taxes on Adjusted Pretax Income, assuming all Partnership Units have been exchanged for shares of the Company’s Class A common stock, resulting in all of the Company’s income becoming subject to corporate-level tax, considering both current and deferred income tax effects. This tax rate excludes a number of adjustments, including, but not limited to, the tax benefits of acquisition-related compensation expense and amortization expense.
(5)
Represents the dilutive impact under the treasury stock method of unvested RSUs that have a remaining service requirement.
(6)
Represents the number of shares assuming the conversion of all Partnership Units, including Partnership Units with a remaining service requirement.
(7)
Assumes all Partnership Units and unvested RSUs have been converted to shares of the Company’s Class A common stock.

Note: Amounts presented in tables above may not add or recalculate due to rounding.